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                                                                    EXHIBIT 99.2



                               US DATAWORKS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT
                                       FOR
                         ___________________ (OPTIONEE)

                                    AGREEMENT

         1. GRANT OF OPTION. US Dataworks, Inc. (the "Company"), hereby grants, as of _________ (date), to ___________________ (the "Optionee") an option (the
"Option") to purchase up to _______ shares of the Company's Common Stock, $0.0001 par value per share (the "Shares"), at an exercise price per share equal to $_________. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 2000 Stock Option Plan. The Option is an Incentive Stock Option, and not a Nonstatutory Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

         2. DEFINITIONS. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

         3. EXERCISE SCHEDULE. Except as otherwise provided in Sections 7 or 10 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the percentage of Shares granted as indicated beside the date, provided that the Optionee has been continuously employed by the Company or a Subsidiary through and on the applicable Vesting Date:

                Number of Shares                   Vesting Date
                ----------------                   ------------

                1,500                              ________, 2001
                1,500                              ________, 2002
                1,500                              ________, 2002
                5,500                              ________, 2002


         Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon an Optionee's termination of employment with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

         4. METHOD OF EXERCISE. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which



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shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

         5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six (6) months on the date of surrender (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), and (y) have a Fair Market Value (as defined in the Plan) on the date of surrender equal to the aggregate exercise price of the Shares to which such Option shall be exercised; or (d) such other consideration or in such other manner as may be determined by the Board or the Committee in its absolute discretion.

         6. NON-CASH EXERCISE. Grantee may at its option elect to pay the purchase price either with cash as described above or by receiving that number of shares of common stock (as determined below) that is equal to the value (as determined below) of this Option, in which event the Company shall issue to the Grantee the number of shares of common stock determined by using the following formula:

                               X=Y(A-B)
                                 ------
                                   A

where X = the number of shares of common stock (or Option Shares) to be issued to Grantee: Y = the number of Option Shares subject to this Option; A = the Fair Market Value of one (1) Option Share; B = the Exercise Price per Option share.

                           For the purpose of the above provision, "Fair Market Value" mans the average of the daily closing prices for fifteen (15) consecutive trading days commencing immediately before the date of such computation.

         7. TERMINATION OF OPTION.

         (a) Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:


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                  (i) three months after the date on which the Optionee ceases to be an Employee for any reason other than by reason of (A) Cause, which, solely for purposes of this Agreement, shall mean the termination of the Optionee's employment by reason of the Optionee's willful misconduct or gross negligence, (B) the Disability of the Optionee as determined by a medical doctor satisfactory to the Committee or the Board, or (C) the death of the Optionee;

                  (ii) immediately upon the date of the termination of the Optionee's service as Employee with the Company and its Subsidiaries for Cause;

                  (iii) twelve months after the date on which the Optionee's service as Employee with the Company and its Subsidiaries is terminated by reason of Disability as determined by a medical doctor satisfactory to the Committee or the Board;

                  (iv) twelve months after the date of termination of the Optionee's service as a Employee with the Company and its Subsidiaries by reason of the death of the Optionee (or three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in paragraph (iii) of this Section 5); or

                  (v) the tenth anniversary of the date as of which the Option is granted.

         (b) To the extent not previously exercised, (i) the Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any merger or asset sale (as described in Section 11(c) of the Plan) in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 11(c) of the Plan, and (ii) the Committee or the Board in its sole discretion may by written notice ("cancellation notice") cancel, effective upon the consummation of any merger or asset sale (as described in Section 11(c) of the Plan) in which the Company does survive, the Option (or portion thereof) that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 6(b) a reasonable period of time as shall be determined by the Administrator prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionee may have a reasonable period of time as shall be determined by the Administrator within which to exercise the Option if and to the extent that it then is exercisable (including any portion of the Option that may become exercisable upon the closing date of such transaction). The Optionee may condition his exercise of the Option upon the consummation of a transaction referred to in this Section 6(b).

         8. TRANSFERABILITY. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         9. NO RIGHTS OF STOCKHOLDERS. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.


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         10. ACCELERATION OF EXERCISABILITY OF OPTION. This Option shall become immediately and fully exercisable in the event that (a) the Option is terminated pursuant to Section 6(b)(i) hereof, (b) the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6(b)(ii) hereof, or (c) there is a Change in Control.

         11. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

         12. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Nevada.

         13. INCENTIVE STOCK OPTION TREATMENT. The terms of this Option shall be interpreted in a manner consistent with the intent of the Company and the Optionee that the Option qualify as an Incentive Stock Option under Section 422 of the Code. If any provision of the Plan or the Agreement shall be impermissible in order for the Option to qualify as an Incentive Stock Option, then the Option shall be construed and enforced as if such provision had never been included in the Plan or the Option.

         14. INTERPRETATION / PROVISIONS OF PLAN CONTROL. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee or the Board as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

         15. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at US Dataworks, Inc., 21621 Nordhoff Street, Chatsworth, California 91311, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

         16. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         (a) EXERCISE OF OPTION. There will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the exercise price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.


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         (b) DISPOSITION OF SHARES. If Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the date of grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Option are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the exercise price and the lesser of (1) the fair market value of the Shares on the date of exercise, or (2) the sale price of the Shares.

         (c) NOTICE OF DISQUALIFYING DISPOSITION OF OPTION SHARES. If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the Option on or before the later of (1) the date two years after the date of grant, (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to the income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the ___________ day of ________________, 2002.

                                         COMPANY:

                                         US DATAWORKS, INC.


                                         By:
                                             -----------------------------------
                                             Chuck Ramey
                                             Chief Executive Officer

         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.


Dated: ____________________              OPTIONEE:

                                         By:
                                             -----------------------------------
                                             (signature)


                                             -----------------------------------
                                             (print name)



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